EXHIBIT B

                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class B Restricted Voting Shares of Rogers Cantel Mobile Communications Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 27th day of August, 1999.


JVII

          /s/       Robert S. Feit
          -----------------------------
          By:       Robert S. Feit
          Title:    Assistant Secretary


          /s/       Cynthia S. Brown
          -----------------------------
          By:       Cynthia S. Brown
          Title:    Solicitor, Group Legal


AT&T Canada Investments Inc.

          /s/       Robert S. Feit
          -----------------------------
          By:       Robert S. Feit
          Title:    Assistant Secretary


BT (Netherlands) 1 B.V., on behalf of and for the account of BT Longmont (Luxembourg)
IV SARL

          /s/       Cynthia S. Brown
          -----------------------------
          By:       Cynthia S. Brown
          Title:    Solicitor, Group Legal


AT&T Corp.

          /s/       Robert S. Feit
          -----------------------------
          By:       Robert S. Feit
          Title:    Assistant Secretary


British Telecommunications plc

          /s/       Cynthia S. Brown
          -----------------------------
          By:       Cynthia S. Brown
          Title:    Solicitor, Group Legal